EXHIBIT 32.2

  Certification by the Chief Executive Officer Pursuant to 18 U. S. C. Section
   1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


Pursuant to 18 U. S. C. Section 1350, I, Robert W. Raiford, hereby certify that, to the best of my knowledge, the Annual Report on Form 10-K of ENGlobal Corporation for the fiscal year ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ENGlobal Corporation.


Date:  March 16, 2009                           //s// Robert W. Raiford
                                                Robert W. Raiford
                                                Chief Financial Officer


This certification accompanies this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.